UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2007

The TriZetto Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

567 San Nicolas Drive, Suite 360, Newport Beach, California 92660

(Address of principal executive offices)

949-719-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 8, 2006, the Securities and Exchange Commission approved a new NASDAQ listing standard that requires listed companies to be eligible for participation in the Direct Registration System (“DRS”) by January 1, 2008. DRS allows investors to have securities registered in their names without the issuance of physical certificates and enables the electronic transfer of such securities. To meet DRS requirements and to comply with the new NASDAQ listing standards, the Board of Directors of The TriZetto Group, Inc. (the “Company”) unanimously approved an amendment to Section 1 of Article V of the Company’s Amended and Restated Bylaws, effective November 21, 2007, to permit the issuance of uncertificated shares (the “Amendment”).

The foregoing description of the Amendment is not intended to be complete, and is qualified in its entirety by reference to the full text of the Amendment, included as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amendment to Bylaws of The TriZetto Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date: November 28, 2007	By:	/s/ James J. Sullivan
James J. Sullivan
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amendment to Bylaws of The TriZetto Group, Inc.